Exhibit 99.1

UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF NEW YORK
X
EQUAL EMPLOYMENT OPPORTUNITY	:
COMMISSION,	:
:
Plaintiff,	:
:
–against–	:	No. 08-CV-0706-RJA-MJR
:
STERLING JEWELERS INC.,	:
:
Defendant.	:
X

CONSENT DECREE

I.	INTRODUCTION

This action was filed on September 23, 2008 by Plaintiff United States Equal Employment Opportunity Commission (“EEOC”), an agency of the United States Government, alleging that Defendant Sterling Jewelers Inc. (“Sterling” or “Defendant”) violated Title VII of the Civil Rights Act of 1964 (“Title VII”) by engaging in a pattern or practice of discriminating against female retail sales employees with respect to pay and promotions (the “Litigation”).

EEOC and Sterling (collectively, the “Parties”) have agreed that this action should now be resolved by entry of this Consent Decree (“Decree”), and therefore do hereby stipulate and consent to the entry of this Decree as final and binding on the parties, including Sterling’s successors, assigns, subsidiaries, and any other entity with which Sterling may merge or consolidate after the date of this Decree. As a result, the Parties have agreed to enter into this Decree to avoid the costs and uncertainties of further litigation.

II.          PURPOSES OF THE CONSENT DECREE

The Parties have entered into this Decree for the following purposes:

A.           To resolve all disputes in the Litigation in such a way as to avoid further expensive and protracted litigation;

B.            To ensure equal employment opportunity for women working within stores operated by Sterling;

C.            To provide for compensation, promotion and personnel systems designed to ensure that women continue to be compensated fairly and considered for promotions, job assignments, and transfers for which they are interested and qualified;

D.            To facilitate an expedited and efficient procedure for implementing equitable relief pursuant to the terms of this Decree; and

E.	To provide finality to the resolution of all claims and defenses asserted in the Litigation.

III.	LITIGATION BACKGROUND

On September 23, 2008, the EEOC filed a lawsuit captioned Equal Employment Opportunity Commission v. Sterling Jewelers Inc., Case No. 08-CV-0706, in the United States District Court for the Western District of New York, alleging that since at least January 1, 2003, Sterling has been paying certain of its female retail sales employees less than male employees performing substantially equal work and denying certain female employees promotional opportunities for which they are qualified (the “Litigation”). In the Litigation, the EEOC alleges that Sterling’s pay and promotion policies violate Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.

Sterling has denied all allegations of discrimination and wrongdoing of any kind against it in the Litigation. Sterling contends, among other things, that it has complied at all times with the law, and Sterling admits no liability in the Litigation. Nothing in this Decree, nor the fact of the Decree itself, shall be construed or deemed to be an admission by any party about the merits, validity, or accuracy of any of the allegations, claims, or defenses of any party. No findings of liability or wrongdoing as to Sterling have been found in the Litigation. The Parties have agreed to resolve all claims associated with the Litigation pursuant to the terms and conditions of this Decree in order to avoid the cost and expense of continued litigation.

IV.	JURISDICTION AND VENUE

A.            This Court has jurisdiction over the Parties and subject matter of this Litigation. Venue is proper in this District. This Court has jurisdiction to implement and enforce this Decree.

B.            The Court will retain jurisdiction over this Litigation for the duration of the Decree for the purposes of entering of all orders, judgments and decrees that may be necessary to implement the relief provided in this Decree.

C.            A material breach of any term of this Decree by Sterling or the EEOC will be subject to Section XVII of the Decree, Dispute Resolution And Procedures For Enforcement Or Relief.

D.            The Parties will not contest the validity of this Decree or the jurisdiction of the Court to enforce this Decree and its terms.

V.	TERM OF THE DECREE

A.            All provisions of this Decree are effective immediately upon the date of entry of the Decree by the Court (“Effective Date”), and all provisions of this Decree will remain in effect from the Effective Date for a period of three (3) years and three (3) months following that date (the “Term”).

B.            If, at the end of the Term, any material dispute about implementation of or compliance with the Decree remains unresolved, the term of the Decree may be extended by Court order upon an appropriate showing of the need to extend the Decree to resolve any material dispute (and the Court will retain jurisdiction of this matter solely for the purpose to enforce the Decree) until such time as all such disputes have been resolved.

C.            During the Term, this Litigation will be administratively closed but will not be dismissed.

D.            The Decree will expire by its own terms at the end of the Term, without further action by the Parties or the Court, unless the term of this Decree has been extended pursuant to this Section or by other order of the Court.

VI.	RESOLUTION OF CLAIMS

A.            The Decree shall resolve all claims of any kind that have been brought by the EEOC regarding any alleged discrimination relative to Sterling’s pay and promotion policies and practices with respect to female employees of Sterling who worked in Sterling retail store operations, including the positions of Sales Associate, Jared Jewelry Consultant, Mall Assistant Store Manager, Mall Store Manager, Jared Assistant General Manager, Jared Department Manager, or Jared General Manager, or their equivalent (“Female Retail Sales Employees”) from January 1, 2003 through the Effective Date of this Decree.

B.            This Decree is final and binding on the Parties and resolves all claims brought by the EEOC on behalf of all Female Retail Sales Employees in the Litigation.

C.            This Decree does not resolve any unrelated charge of discrimination pending before the EEOC or any charge that may be filed in the future.

D.            This Decree does not resolve any claims pending in the arbitration Jock et al. v. Sterling Jewelers, Inc., AAA Case No. 11-116000655-08 before the American Arbitration Association.

E.            Nothing in this Decree precludes Sterling from offering this Decree as evidence in  any forum.

VII.	MODIFICATION AND SEVERABILITY OF THE DECREE

A.            The Parties may jointly agree to propose any modification to this Decree to the Court. Any such modification must be in writing, agreed to by the Parties, and ordered by the Court.

B.            Whenever possible, each provision of this Decree will be interpreted in such a manner as to be valid and enforceable; provided, however, that in the event that, subsequent to the Court’s entry of the Decree, any provision of this Decree should be determined to be or rendered unenforceable on collateral review, all other provisions and terms of this Decree and the application thereof to all persons and circumstances subject thereto will remain unaffected to the extent permitted by law.

C.            If any application of any provisions or term of this Decree to any specific person or circumstance should be determined to be invalid or unenforceable, the application of such provision or term to other persons or circumstances will remain unaffected to the extent permitted by law.

VIII.	GENERAL INJUNCTIVE PROVISIONS

A.            Sterling is hereby enjoined from enacting, maintaining or implementing any policy or procedure or engaging in any compensation or promotion practice or conduct that violates Title VII of the Civil Rights Act of 1964 and similar federal laws prohibiting unlawful discrimination against women on the basis of sex.

B.            Sterling is hereby enjoined from enacting, maintaining or implementing any policy or procedure or engaging in any practice or conduct that retaliates or has the purpose of retaliating against any future, current or former Female Retail Sales Employees because she opposed alleged discrimination on the basis of sex; filed a charge of discrimination on the basis of sex; testified, furnished information or participated in any manner in any investigation, proceeding, or hearing in connection with any charge or complaint of discrimination on the basis of sex; testified, furnished information or participated in any manner in connection with the monitoring or implementation of this Decree; or sought and/or received any nonmonetary relief pursuant to this Decree.

IX.	RETENTION OF MANAGEMENT DISCRETION

The EEOC specifically acknowledges and agrees that unless otherwise provided by the Decree and/or applicable law, Sterling retains its management discretion to modify, change and enhance any of its existing human resource functions, terms and conditions of employment, programs, procedures, practices or policies or otherwise adopting new human resources functions, terms and conditions of employment, programs, procedures, practices or policies as Sterling may deem appropriate. Further, Sterling shall maintain compensation and promotion systems as required by this Decree and in accordance with applicable law, and retains its management discretion to promote and compensate any of its employees or applicants consistent with this Decree and applicable law. Subject to the requirements of this Decree and applicable law, Sterling retains all management rights necessary to operate its business and to select, supervise, and compensate its workforce.

X.          APPOINTMENT OF AN EMPLOYMENT PRACTICES EXPERT

Within thirty (30) days of the Effective Date of the Decree, Sterling will retain Dr. Nancy Tippins, an expert in Industrial-Organizational Psychology to function as an independent Employment Practices Expert who will perform the functions set forth in this Section.

A.	Duties Of The Employment Practices Expert

Within one hundred twenty days (120) days of her retention, but in no event later than one hundred eighty (180) days of her retention, the Employment Practices Expert will:

1.             Work with Sterling to conduct job analyses to evaluate and recommend changes, if any, regarding the knowledge, skills, abilities, and other competencies needed for the following retail sales position at Sterling: Sales Associate, Jared Jewelry Consultant, Mall Assistant Store Manager, Mall Store Manager, Jared Assistant General Manager, Jared Department Manager, and Jared General Manager;

2.             Work with Sterling to evaluate and recommend changes, if any, regarding the essential valid criteria for promotion to the following retail sales position at Sterling: Mall Assistant Store Manager, Mall Store Manager, Jared Assistant General Manager, Jared Department Manager, and Jared General Manager.

3.             Work with Sterling to evaluate and recommend changes, if any, to the factors, procedures and systems used to set starting pay and merit pay for the positions of Sales Associate, Jared Jewelry Consultant, Mall Assistant Store Manager, Mall Store Manager, Jared Assistant General Manager, Jared Department Manager, or Jared General Manager, or their equivalent, with the goal of ensuring that such factors and procedures reflect the knowledge, skills, abilities, and other competencies that Sterling determines are needed for each position and that are otherwise job-related and non-discriminatory under Title VII;

4.             Work with Sterling to evaluate and recommend changes, if any, to Sterling’s policies, practices, procedures or tools, including the Wage Rate Generator in its current or future form (“Starting Wage Tool”), for setting starting wages, with the goal of ensuring that the factors used in connection with setting starting pay are non-discriminatory, job-related and consistent with business necessity, that managers use Sterling’s policies, practices, procedures and Starting Wage Tool for setting starting pay consistently across the retail sales workforce, and that managers are held accountable for correctly and properly following Sterling’s policies, practices, procedures and Starting Wage Tool for setting starting pay;

5.             Work with Sterling to evaluate and recommend changes, if any, to procedures that will enable Sterling to monitor the compensation of Sales Associates and Jared Jewelry Consultants, or their equivalent.

6.             Work with Sterling to identify any disparities in the compensation of female and male Retail Sales employees, and work with Sterling to remedy such disparities that are caused by a practice or procedure that is not job-related or consistent with business necessity, as determined by recognized standards for scientific statistical analysis;

7.             Work with Sterling to evaluate and recommend changes, if any, to Sterling’s employee Field promotion programs covering the positions of Mall Assistant Store Manager, Mall Store Manager, Jared Assistant General Manager, Jared Department Managers, and Jared General Manager, or their equivalent, including any management training, with the goals of: (a) increasing the participation of eligible, qualified women in such programs; (b) further developing appropriate and job-related criteria for admission into such programs;

(c)            providing participants in such programs with additional information regarding what is required in order to obtain a management position; (d) enhancing the effectiveness of such programs in training participants in the competencies needed for management positions; (e) implementing an enhanced mentoring program to encourage management and other advancement opportunities for eligible, qualified women; (f) increasing and/or maintaining the number of qualified women holding management positions in the Field (for the positions of Mall Assistant Store Manager, Mall Store Manager, Jared Assistant General Manager, Jared Department Managers, and Jared General Manager, or their equivalent); and

(g)            removing artificial barriers, if any, that may prevent eligible, qualified women from applying to or accepting managerial positions.

8.             Work with Sterling to evaluate and recommend changes, if any, to Sterling’s promotion selection procedures that will ensure that categories of Field management positions (for the positions of Mall Assistant Store Manager, Mall  Store Manager, Jared Assistant General Manager, Jared Department Managers, and Jared General Manager, or their equivalent) are made known to all store employees, along with the minimum qualifications for such positions and the procedure by which interested employees may register their interest with Sterling for consideration when Sterling fills vacancies in these positions; and

9.             Work with Sterling to evaluate and recommend changes, if any, to the procedures used by Sterling’s Human Resources department to investigate and resolve complaints and reports from employees working in the Field (covering the positions of Sales Associate, Jared Jewelry Consultant, Mall Assistant Store Manager, Mall Store Manager, Jared Assistant General Manager, Jared Department Managers, and Jared General Manager) of alleged discrimination or retaliation.

B.	Access To Information

Consistent with the procedures set forth in Section XIII of the Decree, Sterling shall provide the Employment Practices Expert with reasonable access to information, data, proprietary system data and reports, and Sterling personnel necessary to conduct job analyses and make recommendations through the Compliance Officer appointed by Sterling pursuant to Section XIII of the Decree, and by no other means.

C.	Written Reports By Employment Practices Expert

Within two hundred ten (210) days of her retention, and thereafter within two hundred forty (240) days of each anniversary of the Effective Date of this Decree (including once following the conclusion of the Decree Term), the Employment Practices Expert will prepare a written report summarizing the evaluations, recommendations, and new processes or process enhancements that she has made or conducted pursuant to this Decree. The Employment Practices Expert will review the implementation of Sterling’s programs, policies, and initiatives established by or impacted by this Decree and will include in her reports the results of this review.

D.	Distribution And Treatment Of Evaluations, Recommendations, And Reports

Whenever the Employment Practices Expert provides a written evaluation, recommendation, or report to Sterling, Sterling will provide a copy thereof to the EEOC, with each page clearly labeled Confidential Information. All such evaluations, recommendations, and reports are Confidential Information pursuant to the Confidentiality Order entered in the Litigation, Docket No. 206. The EEOC shall strictly maintain the confidentiality of all such evaluations, recommendations, and reports to which it obtains access. Sterling will ensure that such evaluations, recommendations, or reports shall be communicated promptly to Sterling senior management officials with responsibility and authority over the matters that are the subject of the evaluations, recommendations, or reports. All recommendations of the Employment Practices Expert will be designed to advance the purposes of this Decree, consistent with Sterling’s management rights and legitimate business needs and objectives.

Within sixty (60) days of receipt of the Employment Practices Expert’s Report (the “Report”), Sterling will accept or reject each recommendation in the Report. If Sterling declines to accept any specific recommendation from the Employment Practices Expert, Sterling must demonstrate a legitimate business justification for declining the specific recommendation, and work with the Employment Practices Expert to provide a less burdensome alternative that would have no greater adverse impact on its Female Retail Sales Employees. Sterling shall confer with the Employment Practices Expert regarding each such recommendation and any less burdensome alternative that will have no greater adverse impact on its Female Retail Sales Employees, and shall provide the Employment Practices Expert with access to documentation, information and data necessary for that purpose.

No later than sixty (60) days after Sterling’s receipt of the Report, Sterling and the Employment Practices Expert shall report to the EEOC which recommendations have been accepted, which recommendations Sterling is rejecting in favor of alternatives approved by the Employment Practices Expert, and which recommendations Sterling is rejecting despite the lack of an alternative approved by the Employment Practices Expert. At the same time, Sterling shall report to the EEOC how it will implement specific recommendations of the Employment Practices Expert. If Sterling rejects any recommendation from the Employment Practices Expert, it must demonstrate a legitimate business justification for rejecting the recommendation and provide a less burdensome alternative that would have no greater adverse impact on its Female Retail Sales Employees. If the parties are in dispute regarding a specific recommendation of the Employment Practices Expert, the Parties will confer in an effort to resolve the dispute, and Sterling shall provide the EEOC with access to documentation, information, and data necessary for that purpose. If the Parties are unable to reach resolution after meeting and conferring, either party may appeal to Hunter Hughes (or his replacement), who shall determine whether Sterling has satisfied its obligations under this paragraph. Any party that disagrees with Hunter Hughes’ (or his replacement’s) decision may appeal it to the District Court which shall review such determination under an abuse of discretion standard.

E.	Compensation Of Employment Practices Expert

Sterling will compensate the Employment Practices Expert and bear any costs reasonably necessary to the performance of the Employment Practices Expert’s duties under this Decree, including any necessary investments in technology that facilitate accurate recordkeeping of Sterling’s employment practices. Subject to signing an appropriate confidentiality agreement, and upon reasonable advance request of the Compliance Officer provided for under the Decree, the Employment Practices Expert will be provided reasonable access to all relevant documents, systems, data, and Sterling employees necessary to complete the work described under this Decree.

If it becomes necessary to replace the Employment Practices Expert during the Term of this Decree due to death or disability, or other reasons, the parties will select a replacement by mutual agreement. If the parties cannot agree on a replacement, Hunter Hughes (or his replacement) will facilitate the selection of a replacement from submissions presented by the parties.

XI.	EQUAL EMPLOYMENT PROCEDURES FOR COMPENSATION

A.	Job Descriptions For Retail Sales Positions

Working with Sterling the Employment Practices Expert will evaluate and recommend changes, if any, to Sterling’s written job description for the following retail sales position: Sales Associate, Jared Jewelry Consultant, Mall Assistant Store Manager, Mall Store Manager, Jared Assistant General Manager, Jared Department Managers, and Jared General Manager, based upon the Expert’s job analyses. The Employment Practices Expert will identify the knowledge, skills, abilities, and other competencies and recommendation of selection criteria for the position in question, and specifically evaluate and recommend changes, if any, to Sterling’s job descriptions for each of the following:

1.             The knowledge, skills, abilities, and other competencies required to perform the position’s duties successfully;

2.             The minimum qualifications for the position, which will be job-related and consistent with business necessity; and

3.             The selection criteria for promotions to the positions of Assistant Store Manager, Mall Store Manager, Jared Assistant General Manager, Jared Department Manager, or Jared General Manager or their equivalent, which will be job-related and consistent with business necessity.

B.	Analyses Regarding Compensation

As part of her reports, the Employment Practices Expert will evaluate and recommend changes, if any, to Sterling’s criteria for setting and adjusting starting rate of pay and merit pay for the positions of Sales Associate, Jared Jewelry Consultant, Mall Assistant Store Manager, Mall Store Manager, Jared Assistant General Manager, Jared Department Manager, or Jared General Manager, or their equivalent. The Employment Practices Expert will conduct a statistical analysis using scientifically recognized statistical techniques of the starting rate of pay and merit pay paid to employees in the positions of Sales Associate, Jared Jewelry Consultant, Mall Assistant Store Manager, Mall Store Manager, Jared Assistant General Manager, Jared Department Manager, or Jared General Manager, or their equivalent, within each district, or a subset thereof, of Sterling’s Field operations in the United States during the six months preceding the analysis to identify disparities in the compensation of female and male Retail Sales Employees caused by a practice or procedure that is not job-related or consistent with business necessity.

XII.	EQUAL EMPLOYMENT PROCEDURES FOR PROMOTIONS

A.	Registry Of Interest

Sterling will maintain through its newly implemented human capital management system, Workday, a registry of interest in promotions in Field retail sales management positions (“Registry”), in its current or future format, as an online portal for retail sales employees to express interest in promotion to various retail sales management positions subject to this Decree.

B.	Registry Positions

The Registry may be used by all retail sales employees to express interest in the following retail sales management positions subject to this Decree: Mall Assistant Store Manager, Mall Store Manager, Jared Assistant General Manager, Jared Department Manager, or Jared General Manager, or their equivalent (collectively, “Registry Positions”). Employees who have not expressed an interest in these positions through the Registry will not be considered for promotion to Registry Positions.

C.	Regionality

The Registry will be configured to provide all retail sales employees a mechanism for registering interest in Registry Positions for which Sterling has or in the future may have vacancies within a limited geographic area, to be determined by Sterling in its sole discretion.

D.	Registry Website

The Registry will be available to all Sterling retail sales employees through a website that is accessible through any internet connection, so that employees may access the Registry by using a private computer and internet connection not owned or controlled by Sterling, such as an employee’s home computer or mobile device.

E.	In-Store Website Accessibility

Each retail sales employee, with the permission of the employee’s supervisor or store manager, may use an in-store computer to access to the Registry, and such permission will not be withheld unreasonably.

F.	Employee Application

The Registry will include a statement of the procedure for applying for vacancies in Registry Positions.

G.	E-mail Communication From The Registry

The Registry will provide an e-mail confirmation to each retail sales employee who registers his or her interest through the Registry.

H.	Registry Statement

Within thirty (30) days of the entry of this Decree, the following content will appear on the Registry website: “Sterling maintains this online registry system to encourage all interested employees to apply for careers in the management positions listed in this registry, and to ensure equal opportunities for advancement to all Sterling employees. We particularly encourage women and minorities who are interested in management opportunities at Sterling to participate in this program and use this online registry system to express your interest in a management position. Registration in this online system does not guarantee a promotion, but is necessary for consideration for any promotional opportunity to a management position listed in this registry.”

I.	Technological Advancements And Retention Of Management Discretion

Sterling at all times shall retain managerial discretion to consider, evaluate, and implement emerging technological advances to increase efficiencies in maintaining the registry of interest called for under this Decree. Nothing in this Decree shall be construed to limit Sterling’s exercise of management discretion to implement new technologies that fulfill the same functions identified in this Decree.

J.	Exclusive Source Of Applicants For Promotions

Sterling will not consider or select any current Sterling employee for a retail sales management vacancy unless the employee has submitted a timely application for the vacancy using its online Registry.

K.	Structured Interviews

The Employment Practices Expert will evaluate and recommend any changes to Sterling’s field behavioral interviews and materials to enhance their structure and scoring.

L.	Employee Career Services

Sterling will establish and maintain a function addressing career services for retail sales employees, administered by Sterling’s Human Resources function. This function will provide, at a minimum, a means for all current field employees to obtain career development advice. Such advice will be designed to assist all field employees in identifying positions for which they are or could eventually be qualified, necessary or helpful steps such employees may take to enhance their chances of selection for such positions, and information about Sterling’s Registry.

XIII.	COMPLIANCE OFFICER

Within thirty (30) days of the entry of this Decree, Sterling will appoint a Compliance Officer at the level of Vice President or above in Sterling’s Compliance function, who will be charged with overseeing Sterling’s implementation of and compliance with this Decree, and who will have demonstrable experience in areas relating to human resources, compliance with employment laws, or other fields related to the subject matters of this Decree. Sterling will provide the EEOC with the identity and qualifications of its proposed candidate, to the extent practicable, prior to the appointment of the Compliance Officer. The EEOC shall confirm its consent to the appointment of the candidate, which consent will not unreasonably be withheld. In the event the EEOC objects to the candidate, the Parties shall meet and confer in an effort to resolve the EEOC’s objection. Should the objection not be resolved, the Parties will follow the Dispute Resolution Procedure set forth in Section XVII. The Compliance Officer’s duties will include, but not be limited to, the following:

A.            Reviewing on a monthly basis all complaints and reports by Female Retail Sales Employees of sex discrimination or retaliation and the steps taken by Sterling to investigate and resolve such complaints and reports;

B.            Reviewing female participation in Sterling’s management training programs, including information from Sterling on the number and gender of candidates selected for such programs;

C.            Reviewing all employee participation in Sterling’s Registry, including the number and gender of participants; data about the positions filled through the program; information about any manager positions that Sterling failed to fill utilizing the Registry and any candidates selected for a management position who were not registered in the Registry, including the reason such positions were filled or such candidates were selected outside the Registry;

D.            Reviewing the use of the Starting Wage Tool, including whether managers are properly following protocol for the use the Tool and whether they are properly categorizing applicants’ prior experience;

E.            Reviewing Sterling’s compliance with the recommendations of the Employment Practices Expert;

F.            Compiling a report six months after the effective date of this Decree and every six months thereafter as well as forty-five (45) days after the end of the Decree term summarizing the complaints and reports by Female Retail Sales Employees of sex discrimination and retaliation, and the resolutions of those complaints and reports, which will be provided to Sterling and the EEOC. Sterling will clearly label each page of the report Confidential Information. All such reports are Confidential Information pursuant to the Confidentiality Order entered in the Litigation, Docket No. 206. The EEOC shall strictly maintain the confidentiality of all such reports;

G.            Reviewing annual training of management on EEO policies against discrimination and retaliation to ensure that the training described in the Decree was implemented;

H.            Providing a report to Sterling and the EEOC six months after the effective date of this Decree and every six months thereafter as well as forty-five (45) days after the end of the Decree Term regarding all items evaluated and recommendations made. Sterling will clearly label each page of the report Confidential Information. All such reports are Confidential Information pursuant to the Confidentiality Order entered in the Litigation, Docket No. 206. The EEOC shall strictly maintain the confidentiality of all such reports;

I.             Maintaining records for the Decree Term; and

J.             Providing the EEOC timely access to relevant data, proprietary database reports, documents and any other sources of information—such as data from the Starting Wage Tool, the Registry, and any computerized records relevant to performance like sales and training data or performance evaluations—that the EEOC in good faith deems necessary to ensure compliance with the provisions of the Decree, including but not limited to ensuring that Sterling adopts the recommendations of the Employment Practices Expert as set forth in Section X above; provided that counsel of Record for Sterling shall receive contemporaneous notification of such requests.

XIV.	TRAINING

A.            Training For the Compliance Officer

Within forty-five (45) days of the entry of this Decree, Sterling will provide the Compliance Officer appointed pursuant to the Decree with no fewer than ten (10) hours of training addressing, at a minimum, the following topics:

1.             this Decree, its contents, requirements, and implementation;

2.             federal laws prohibiting discrimination in employment, with a special emphasis on laws prohibiting discrimination on the basis of sex, including sexual harassment and equal pay, and retaliation;

3.             statistical analysis concerning disparities in compensation and promotion;

4.             EEO complaint investigations best practices and the Internal Complaint Procedure required by the Decree;

5.             Sterling’s starting pay, merit pay and promotion policies and procedures;

and

6.             generally accepted methods of monitoring and auditing compliance of an EEO program.

At least four (4) hours of the training concerning topics 1 to 3 will be provided by Sterling’s counsel of Record in this case, or other counsel approved by the EEOC, and any necessary adjuncts. Upon completion of the eight (8) hours of training, all non-privileged training materials will be submitted to the EEOC.

In the event a new Compliance Officer is appointed during the Decree Term, Sterling will provide the above-training to her or him in full within sixty (60) days of her or his appointment.

B.	Training For Human Resources Staff And Employees In Management Positions

Within ninety (90) days of the entry of this Decree, and annually thereafter, Sterling will provide all Human Resources staff and management employees (including Mall Assistant Store Manager, Mall Store Manager, Jared Assistant General Manager, Jared Department Managers, Jared General Manager, District Manager, and Vice President of Regional Operations, or their equivalent) with no fewer than three (3) hours of in-person, online, video-conference, or recorded video-conference training addressing, at a minimum, the following topics:

1.             Federal laws prohibiting discrimination in employment, with a special emphasis on laws prohibiting discrimination on the basis of sex, including sexual harassment and equal pay, and retaliation;

2.             Sterling’s obligations under this Decree with respect to nondiscrimination in compensation and promotions;

3.             Sterling’s career services for retail sales employees, and how employees may make use of them;

4.             Sterling’s internal EEO policies and procedures, including the Internal Complaint Procedure required by the Decree;

5.             their obligation to use all good-faith efforts to implement this Decree;

6.             the record-retention requirements of this Decree; and

7.             the role of Sterling, the Employment Practices Expert, the Compliance Officer, the EEOC and the Court in monitoring Decree compliance.

Newly hired or promoted human resources staff and management employees will be given the training within forty-five (45) business days after commencing such a position with Sterling.

Forty-five (45) days prior to commencing this training, Sterling will give the EEOC the training outline and materials for review and comment. Sterling is under no obligation to adopt the EEOC’s comments with respect to Sterling’s training outline and materials but will consider any reasonable recommendations made by the EEOC regarding the training, provided they are made twenty-five (25) business days prior to the commencement of the training.

C.	Training For Retail Sales Employees

Within ninety (90) days of the entry of this Decree, Sterling will provide all retail sales employees no fewer than sixty (60) minutes of in-person, online, video-conference, recorded video-conference, computer-based, or internet-based training addressing, at a minimum, the following topics:

1.             Federal laws prohibiting discrimination in employment, with a special emphasis on laws prohibiting discrimination on the basis of sex, including sexual harassment and equal pay;

2.             Sterling’s obligations under this Decree with respect to nondiscrimination in compensation and promotions, including the function of Sterling’s Registry;

3.             Sterling’s career services for retail sales employees and how employees may make use of them; and

4.             Sterling’s internal EEO policies and procedures, including the procedure for making internal complaints and inquiries.

Newly hired employees will be given the training within forty-five (45) business days after commencing employment with Sterling.

Within forty-five (45) days of any material changes subsequently made to either Sterling’s Registry and/or Sterling’s internal EEO policies and procedures addressed by this Decree, Sterling will update its training, notify employees of the change(s), and provide all employees with the opportunity to receive the updated training. Sterling must make training materials that explain the programmatic relief implemented by this Decree available to employees upon request.

Forty-five (45) days prior to commencing the first training, Sterling will give the EEOC the training outline and materials for review and comment. Sterling is under no obligation to adopt the EEOC’s comments with respect to Sterling’s training outline and materials but will consider any reasonable recommendations made by the EEOC regarding the training, provided they are made twenty-five (25) business days prior to the commencement of the training.

D.	Additional Training For Certain Human Resources Staff And Employees In Management Positions

Sterling will provide its Human Resources staff and management employees whose duties include investigating complaints of discrimination, harassment, or retaliation with the equivalent of no fewer than two (2) hours of additional in-person, online, video-conference, recorded video-conference, computer-based, or internet-based training concerning equal employment opportunity and EEO investigations, and the equivalent of not fewer than two (2) hours annually thereafter.

Forty-five (45) days prior to commencing the first training, Sterling will give the EEOC the training outline and materials for review and comment. Sterling is under no obligation to adopt the EEOC’s comments with respect to Sterling’s training outline and materials but will consider any reasonable recommendations made by the EEOC regarding the training, provided they are made twenty-five (25) business days prior to the commencement of the training.

E.	Training Provider

All of the training required by this Section will be initially developed by Seyfarth Shaw At Work or other EEOC-approved provider.

F.	Training Records

Sterling will maintain attendance records identifying in electronic form the name and job title of the attendees at each session and also a class roster containing the signature (or certified digital signature) of each attendee, as well as copies of all training materials presented. Upon request, Sterling will provide the EEOC a copy of the attendance records and the non-privileged training materials from any or all training sessions.

XV.	INTERNAL PROCEDURES FOR IMPLEMENTING EQUAL EMPLOYMENT PRACTICES

A.	Non-Discrimination Policy

Within thirty (30) business days of the entry of this Decree, Sterling will provide to EEOC for its review and approval an updated antidiscrimination policy that prohibits discrimination on the basis of sex, and outlines Sterling’s internal procedure for filing complaints and inquiries about discrimination and retaliation (the “Policy”). The Policy will expressly provide that employees are free to discuss their compensation with anyone, including other Sterling employees, and doing so will not subject them to discipline or any other adverse consequences. EEOC will have 10 days to notify Sterling whether or not it approves such Policy. If EEOC disapproves, Sterling will provide EEOC with a revised Policy within 10 days of notice of EEOC’s disapproval.

Within forty-five (45) business days of EEOC’s notice of approval of the Policy, Sterling will post this Policy on its Intranet. Sterling will provide a copy of the Policy to all field retail sales employees hired after the entry of this Decree within forty-five (45) business days of the start of their employment. Employees must provide written or electronic acknowledgement that they have received a copy of this policy.

Within forty-five (45) business days of EEOC’s notice of approval of the Policy, Sterling will post a copy of the Policy in each store in a location that is commonly frequented by Sterling employees and typically used by Sterling for posting notices directed to employees. Sterling will ensure that the Policy remains posted for the entire Term of this Decree.

B.	Internal Complaint Procedure

1.             Within one hundred twenty (120) days of the entry of this Decree, the Employment Practices Expert will evaluate and recommend any changes regarding Sterling’s internal complaint procedures that provide means for employees to make complaints and reports of discrimination and retaliation, as well as mechanisms for the prompt investigation thereof and provision of relief where warranted (collectively, the “Internal Complaint Procedure”).

2.             The Internal Complaint Procedure will provide employees a means of lodging complaints or reports in person, on paper, by email, or by telephone using a toll-free number.

3.             The Internal Complaint Procedure may be implemented as a revision of Sterling’s existing RESOLVE Program, but it must expressly allow or continue to allow an employee making an internal discrimination complaint:

a.          to file a charge of discrimination with the EEOC or with a state or local fair employment practice regardless of whether or not she or he has complained regarding the same conduct via the Internal Complaint Procedure; and to participate in an investigation conducted by or suit commenced by the EEOC or by a state or local fair employment practice agency and to obtain injunctive and/or monetary relief in connection therewith, regardless of whether or not she or he has complained via the Internal Complaint Procedure regarding the same conduct; and

b.          to complain of discrimination or to obtain relief in connection therewith without imposing deadlines shorter than those allowable by law that limit an employee’s right to complain of discrimination or obtain relief.

4.             In each region in which Sterling operates retail stores, Human Resources staff should be available whether by telephone or in person for consultation and, if necessary, receipt and investigation of sex discrimination complaints and reports. Human Resources staff will implement controls designed to ensure that only employees or managers with a need to know will be advised of such a complaint or investigation. If Human Resources determines it is necessary to inform any employee or manager of the identity of the complainant, Human Resources will notify the complainant in advance that her/his identity will be released and to whom it will be released. In all instances, upon being notified of a complaint or investigation, the employees and managers involved will be reminded of Sterling’s policy against retaliation and a copy thereof will be made available to them.

5.             Sterling will provide copies of all complaints of sex discrimination, sex bias, sex harassment, unequal pay and/or retaliation made by Female Retail Sales Employees to the Compliance Officer, on a monthly basis.

6.             The Compliance Officer will have oversight of Human Resources’ handling of sex discrimination complaints or reports from Female Retail Sales Employees, and the Internal Complaint Procedure will expressly advise Female Retail Sales Employees that if they are dissatisfied with the outcome of a complaint or report, they may report their concerns to the Compliance Officer.

XVI.	RECORD-KEEPING, REPORTING, AND MONITORING OF COMPLIANCE

A.           Records To Be Retained For Entire Term Of Decree

Sterling will retain the following categories of records for no less than the entire Term of this Decree:

1.             All reports or other written communications to or from the Employment Practices Expert;

2.	Job descriptions for all retail sales positions subject to this Decree;

3.             Materials created in connection with the evaluation and selection of candidates for any retail sales manager position, including applications, interview notes, and the like;

4.             Starting Wage Tool data for Sales Associate and Jared Jewelry Consultant positions, or their equivalent, including but not limited to all pay-setting inputs and outputs for applicants and new hires;

5.             Career registry data for the positions of Sales Associate, Jared Jewelry Consultant, Mall Assistant Store Manager, Mall Store Manager, Jared Assistant General Manager, Jared Department Manager, and Jared General Manager;

6.             Applicant information for the positions of Sales Associate and Jared Jewelry Consultant, or their equivalent, including but not limited to electronic records of such applications;

7.             Written statements of criteria for the determination or adjustment of compensation for all Sales Associates and Jared Jewelry Consultants;

8.             Training plans, materials, and attendance records called for under the Decree;

9.             Internal complaints, reports, or inquiries from Female Retail Sales Employees concerning sex discrimination or retaliation;

10.           All performance appraisals of Store Managers, General Managers, District Managers and Vice Presidents for Regional Operations;

11.           All user’s guides, data dictionaries, and metadata related to all information technology systems used to administer any portion of this Decree; and

12.           Any other document or record referenced in or created pursuant to this Decree.

B.	Materials And Data To Be Provided To The EEOC Upon Request

The EEOC may have access, upon reasonable request to Sterling’s Compliance Officer, to any document or database that is created and/or retained pursuant to a provision of this Decree, including online access to Sterling’s Registry and the data stored therein. All such information, documentation, and data are Confidential Information pursuant to the Confidentiality Order entered in the Litigation, Docket No. 206. The EEOC will strictly maintain the confidentiality of all information, documentation, and data to which it obtains access.

C.	Materials And Data To Be Provided To The EEOC Automatically

Sterling will provide the following to the EEOC without any request:

1.             all written evaluations, recommendations, or reports from the Employment Practices Expert, within thirty (30) business days of Sterling’s receipt thereof;

2.             all job descriptions, job analyses, and validation reports prepared pursuant to the Decree, within thirty (30) business days before they are finalized; and

3.             all written criteria for setting and adjusting compensation prepared pursuant to the Decree, within thirty (30) business days before they are finalized.

All such information, documentation, and data are Confidential Information pursuant to the Confidentiality Order entered in the Litigation, Docket No. 206. The EEOC will strictly maintain the confidentiality of all such information, documentation, and data .

D.	Reporting

1.	Initial Certifications

Within forty-five (45) days of the entry of this Decree, Sterling will send the EEOC written certification that Sterling posted and distributed the Policy and posted the Notice, as required by Sections XVI(A) and XIX.

2.	Annual Report

Within forty-five (45) days of the anniversary of the effective date of this Decree and within forty-five (45) days of the end of the Decree term, Sterling will provide the EEOC with a report containing:

a.          A list of all complaints and reports of sex discrimination (including sex harassment, unequal pay and retaliation) from (or on behalf of) any Female Retail Sales Employee, whether formal or informal, written or oral, made through the Internal Complaint Procedure, The RESOLVE program or any other mechanism. Such reports will identify with respect to each complaint or report: (i) the name of the individual who made the complaint or report; (ii) the date of the complaint or report; (iii) a written description of what was alleged or reported; (iv) the names of any individuals referenced by the complaint or report, as well as the names of any witnesses; (v) a written description of the resolution of the complaint or report, including a description of what actions, if any, Sterling took; (vi) the names and titles of all parties involved in determining the nature of resolution; and (vii) if the complaint or report was made in written form, a copy thereof. If during a six-month reporting period, no such complaints or reports were received by Sterling, Sterling will provide the EEOC a certification to that effect;

b.          A certification that the Policy and Notice have remained posted as required by Sections XV(A) and XIII; and

c.          A certification that Sterling has distributed the Policy, as required by Section XV(A).

All such information, documentation, and data are Confidential Information pursuant to the Confidentiality Order entered in the Litigation, Docket No. 206. The EEOC will strictly maintain the confidentiality of all information, documentation, and data to which it obtains access.

E.	Access To Employment Practices Expert By The EEOC

On a reasonable basis, the EEOC may confer with the Employment Practices Expert, about any matter within the scope of her duties under this Decree; whether written, oral, or in person, so long as such contact is made in good faith and for a legitimate purpose under this Decree, and further provided that counsel of Record for Sterling shall be notified in advance of such contact. Sterling will bear the reasonable cost for the time of the Employment Practices Expert for such conferences.

XVII.	DISPUTE RESOLUTION AND PROCEDURES FOR ENFORCEMENT OR RELIEF

A.          The Parties will work diligently and in good faith to resolve all disputes that may arise during the term of this Decree concerning the rights, obligations, and duties of the Parties to the Decree.

B.            Except where otherwise provided in this Decree, prior to initiating any formal action to enforce or seek relief from this Decree, the initiating Party will provide written notice to the other Party regarding the nature of the dispute. This notice shall specify: (1) the particular provision(s) believed to be in dispute; (2) a statement of the issues in dispute; (3) a statement of the remedial action sought by the initiating Party; and (4) a statement of the specific facts, circumstances, and any other arguments supporting the position of the initiating Party. The notice may also include a reasonable request for documents or information relevant to the dispute, and a statement regarding why the documents or information already provided to the initiating Party pursuant to this Decree is insufficient to resolve the dispute.

C.            Within forty-five (45) days after receiving the Notice of Dispute, the recipient Party will provide a written response and provide the requested documents or information, so long as the documents and/or information sought are necessary and consistent with the authority of the moving Party under the Decree and not unduly burdensome to produce.

D.	The Parties shall attempt to resolve the dispute(s) informally and in good faith.

E.             In the event the Parties cannot informally resolve such a dispute, within forty-five days (45), the Parties submit the dispute to Hunter Hughes who shall adjudicate the dispute. If Hunter Hughes is unavailable or unwilling to hear the dispute, the Parties will select a mutually agreed upon replacement. If the Parties cannot agree on a replacement, the Honorable Richard J. Arcara of the United States District Court for the Western District of New York, or any other Judge to whom the above-captioned case may subsequently be assigned, will facilitate the selection of a replacement from proposed submissions presented by the parties.

F.             Sterling shall be solely responsible for bearing the fees of Hunter Hughes or any  replacement for Hunter Hughes.

F.             Any party that disagrees with Hunter Hughes’ (or his replacement’s) decision may appeal it to the District Court, which shall review such determination under an abuse of discretion standard.

G.             Any judicial proceedings related to or arising out of this Decree will be resolved and adjudicated by the Honorable Richard J. Arcara of the United States District Court for the Western District of New York, or by any other judge to whom the above-captioned case may subsequently be assigned, unless otherwise provided in this Decree.

XVIII.	POSTING OF NOTICE

Within thirty (30) days of the date of entry of this Decree, Sterling will post in conspicuous places where employee notices are posted in each of its retail stores, the Notice attached hereto as Exhibit “A”. The Notice will remain posted in each such location (and in any new stores) for the entire Term of this Decree. In addition, the Notice will be made available on the Registry website for the entire Term of this Decree, and a link to the Notice entitled “Notice to All Retail Sales Employees Re: Resolution of Discrimination Lawsuit” will appear on the Registry interface.

XIX.	ATTORNEY FEES. COSTS. EXPENSES AND NOTICES

A.            Both parties shall bear their own fees and expenses of the litigation. However, Sterling will bear all expenses incurred in order to implement the provisions of this Decree.

B.             Notices shall be served on the EEOC to EEOC Trial Attorney Amos Blackman. Notices to Sterling shall be served on Gerald L. Maatman, Jr., Seyfarth Shaw.

Dated: April 21, 2017

EQUAL EMPLOYMENT OPPORTUNITY	STERLING JEWELERS, INC.
COMMISSION

James Lee	By: /s/ J. Lynn Dennison
Deputy General Counsel	J. Lynn Dennison, Chief Legal,
Risk & Corporate Affairs Officer
By: s/ Jeffrey Burstein	Lynn.Dennision@signetjewelers.com
Jeffrey Burstein	Sterling Jewelers, Inc.
Regional Attorney	375 Ghent Road
jeffrey.burstein@eeoc.gov	Akron, Ohio 44333
Amos Blackman
amos.blackman@eeoc.gov	and
Sebastian Riccardi
sebastian.riccardi@eeoc.gov	By: /s/ Gerald L. Maatman, Jr.
Trial Attorneys	SEYFARTH SHAW LLP
U.S. Equal Employment Opportunity	Gerald L. Maatman, Jr.
Commission	gmaatman@seyfarth.com
New York District Office 33	David Bennet Ross
Whitehall Street, 5th Floor	dross@seyfarth.com
New York, NY 10004-2112	William F. Dugan
wdugan@seyfarth.com
620 Eighth Avenue, 32nd Floor
New York, New York 10018-1405
Telephone: (212) 218-5500
Facsimile: (212) 218-5526

SO ORDERED, ADJUDGED, AND DECREED this 4th day of May, 2017.

/s/ Richard J. Arcara
United States District Judge Richard J. Arcara

EXHIBIT A

NOTICE TO EMPLOYEES OF STERLING JEWELERS

1.          This NOTICE is being posted and provided as part of a mutually agreed upon Consent Decree between Sterling Jewelers Inc. (“Sterling”) and the Equal Employment Opportunity Commission (“EEOC”) in Civil Action No. 08-CV-0706 (W.D.N.Y.), which alleged that Sterling discriminated against female retail sales employees on the basis of sex in pay and promotions. The parties voluntarily entered into this Decree to resolve these allegations. As part of this Decree, Sterling is posting this Notice to reflect its commitment to pay and promote employees regardless of their sex.

2.          Sterling policy and Federal Law prohibit discrimination in any phase of employment based upon an individual’s sex (including sexual harassment, pay discrimination and discrimination in promotion), race, color, religion, national origin, age (40 years and over), genetic information and disability with respect to pay, promotion, recruitment, hiring, admission, assignment, training, dismissal, or any other terms, conditions, or privileges of employment. Sterling will comply with such Federal law in all aspects, and it will not retaliate against employees because they have exercised their rights under the law by filing any complaint of discrimination or cooperating with the EEOC or by otherwise opposing employment practices made unlawful under federal law.

3.          Sterling employees may discuss their pay with anyone, including other Sterling employees, and will not be subjected to discipline or other adverse consequences.

4.          As part of this decree, Sterling will retain an Employment Practices Expert who shall study and recommend changes in Sterling’s pay and promotion practices to ensure equal opportunity for all employees. Sterling will implement the Employment Practices Expert’s recommended changes to Sterling’s pay and promotion practices or an alternative practice that has no greater adverse impact on Sterling’s female retail sales employees.

5.          As part of this decree, Sterling will appoint a Compliance Officer to ensure Sterling’s compliance with the Consent Decree, to oversee investigation and resolution of all reports of discrimination, and to ensure equal opportunity for all employees.

6.          The EEOC is the federal agency responsible for enforcing the federal laws described above and receiving complaints regarding their violation. EEOC maintains offices throughout the United States. Its toll-free telephone number is 1-800-669-4000 and website is www.eeoc.gov. Any questions concerning the Decree or compliance with its terms may be directed to the EEOC.

Dated:_______________

THIS IS AN OFFICIAL NOTICE AND MUST NOT BE DEFACED BY ANYONE

This Notice must remain posted for three (3) years and three (3) months from the date shown above and must not be altered, defaced, or covered by any other material.